Ezhibit 10.1

LINE OF CREDIT AND RESTRUCTURING AGREEMENT

THIS LINE OF CREDIT AND RESTRUCTURING AGREEMENT (the “Agreement”), dated as of February 23, 2012 (the “Effective Date”), is entered into between THWAPR, INC., a Nevada corporation (the “Company”), and RON SINGH, an individual (“R. Singh”).

1.  Definitions.  In addition to the other terms defined in this Agreement, as used in this Agreement, the following terms shall be defined as follows:

(a)  “Affiliate” shall have the same meaning as is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

(b)  “Board of Directors” shall mean the board of directors of the Company and any future Subsidiary of the Company, which shall (i) immediately prior to the Effective Date, consist of Bruce Goldstein, Barry Hall, Leonard Dryer and Robert Rosenblatt, and (ii) immediately following the Effective Date shall consist of R. Singh, Barry Hall, Leonard Dryer, Robert Rosenblatt and three additional individuals designated by R. Singh.

(c)  “Business of the Company” shall have the meaning defined in Exhibit C annexed to this Agreement.

(d)  “Competitor” shall mean any Person who conducts the same or similar business or business activity as the Business of the Company and generates more than 5% of their consolidated gross revenue from the same business as the Business of the Company.

(e)  “Critical Payables” shall mean those accounts payable and other accrued obligations of the Company that are payable to those Unaffiliated Creditors who are listed on Exhibit A annexed hereto and made a part hereof.

(f)  “Dollars” or “$” shall mean dollars of the United States.

(g)  “Effective Date” shall be the date of the Initial Advance by R. Singh or his Affiliate to the Company.

(h)  “Executive Committee” shall mean an executive committee of the Board of Directors granted the specific authority set forth in this Agreement and consisting of R. Singh and Barry Hall, or (x) in the absence for any reason of R. Singh an individual designated by any Affiliate of R. Singh or other Investor, and (y) in the absence for any reason of Barry Hall, an individual designated by the Board of Directors.

(i)  “Initial Advance” shall have the meaning set forth in clause (ii) of Section 2(b) of this Agreement.

(j)  “Investor” or “Investors” shall mean the individual and collective reference to R. Singh, his Affiliates and any other Person acceptable to R. Singh and reasonably acceptable to the Board of Directors of the Company who shall provide debt or equity financing to the Company.

(k)  “Line of Credit” shall mean the maximum $200,000 line of credit to be provided to the Company by R. Singh and other Investors described in Section 2(b) of this Agreement.

(l)  “Major Decisions” shall have the meaning set forth in Section 3(e) of this Agreement.

(m)  “Person” shall mean and include any individual, corporation, partnership, limited liability company or government instrumentality,

(n)  “Party” or “Parties” shall mean the individual or collective reference to the Company, R. Singh or both of such Persons, and their respective Affiliates, any other Persons who shall become Investors and subject to this Agreement, and their respective successor and assigns.

(o)  “Technology” shall mean all of the Company’s intellectual property, including but not limited to (i) any and all inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations and derivations thereto, and patents, Patent Applications, models, industrial designs, inventor’s certificates, and patent disclosures, together with reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof (the “Patents”), (ii) trademarks (any applications for registration therefor, including any modifications, extensions or renewals thereof), all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered) (the “Trademarks”), (iii) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof) (the “Copyrights”), (iv) trade secrets, know-how and confidential business information and any other information, however documented, that is a trade secret within the meaning of the applicable trade secret protection Laws, including without limitation the Uniform Trade Secrets Act (the “Trade Secrets”); (v)  all computer programs, software design documents, packaged and unpackaged, including any and all software implementations of algorithms, models and methodologies, any and all data and collection of data, whether machine readable or otherwise, descriptions, schematics, flow charts, the raw form and executable form of the source codes, object codes, bytecode, micro-op codes, databases and compilations or other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, relating to any of the foregoing (the “Software”); (vi) any and all rights under any and all transcoder licenses and license agreements that the Company is currently a party to, including but not limited to the agreement between the Company and RGB; and (vii) any similar or equivalent intangible assets, properties and rights to any of the foregoing.

(p)  “Unaffiliated Creditors” shall mean all creditors of the Company, other than R. Singh, Kavir Kang, Bruce Goldstein, Carlaris, Inc., Barry Hall, Universal Management or any other direct or indirect Affiliate of R. Singh, Kavir Kang, Bruce Goldstein, Carlaris, Inc., Barry Hall or Universal Management (collectively, the “Affiliated Creditors”).

(r)  “Unaffiliated Debts” shall mean and any indebtedness, accounts payable, accrued expenses or other amounts owed by the Company to any Unaffiliated Creditor.

2.   Financing and Business Commitments of R. Singh. Subject at all times to the terms and conditions of this Agreement, R. Singh does hereby make the business and financial commitments to the Company set forth below in this Section 2, and the Parties do hereby agree to the provisions of this Section 2.

(a)  General.  R. Singh hereby covenants and agrees to:

(i)  directly and through other Investors provide the Company with a Line of Credit to support the ongoing essential operational costs of the Company that is required to fulfill the current services provided by the Company to its existing customers under agreements now existing or hereafter entered into, including those representing Critical Payables owed to Unaffiliated Creditors;

(ii)  immediately following the Effective Date, pay or enter into good faith negotiations with Unaffiliated Creditors holding Critical Payables of the Company for the purpose of reducing and/or establishing a deferred payment schedule with respect to future payments to such Unaffiliated Creditors;

(iii)  following implementation of clause (ii) above, enter into good faith negotiations with Unaffiliated Creditors holding other Current Payables of the Company for the purpose of reducing and/or establishing a deferred payment schedule with respect to future payments to such Unaffiliated Creditors;

(iv)  following implementation of clauses (ii) and (iii) above, enter into good faith negotiations with Bruce Goldstein, Barry Hall and other Affiliated Creditors (excluding R. Singh and K. Kang) holding Current Payables of the Company for the purpose of reducing and/or establishing a deferred payment schedule with respect to future payments to such Affiliated Creditors;

(v)  together with Barry Hall and other members of management, seek to reduce operating expenses and eliminating non-essential expenses of the Company by a variety of action items to be reviewed and considered for implementation, including (A) terminating or furloughing certain personnel, (B) reducing compensation payable to personnel deemed essential to the ongoing operations of the Company, and (C) relocating hosting services; and

(vi)  using his personal contacts to initiate potential partners to evaluate and develop strategic alliances for the Company and the Business of the Company in markets other than North America, such as China, India and Singapore; and

(vii)  commence discussions with other Investors to provide ongoing funding to the Company,

(b)  Line of Credit.   R. Singh hereby agrees to provide the Company with a maximum $200,000 line of credit (the “Line of Credit”). The proceeds of such Line of Credit shall be used solely for the purposes set forth in Section 2(a) above, and for no other purposes, unless otherwise approved by R. Singh and two-third (2/3) of all members of the Board of Directors.

The Line of Credit shall contain the following terms and conditions:

(i)  Initial Advance.  On the Effective Date of this Agreement, R. Singh or his Affiliate shall make an initial cash advance to the Company (the “Initial Advance”) in the amount of $40,000. Such Initial Advance shall be used solely for the purpose of making the payments contemplated by clause (ii) of Section 2(a) above, or as otherwise determined by the Executive Committee, but consistent with the provisions of clauses (ii) and (iii) of Section 2(a).

(iii)  Additional Advances.   Following the Effective Date, and in order to support the ongoing working capital requirements of the Company and to make the payments contemplated by Section 2(a) above, so long as no Event of Default has occurred and is continuing, R. Singh shall cause the Investors to make additional loans and cash advances under the Line of Credit up to the maximum $200,000 amount of such Line of Credit (with the Initial Advance, each an “Advance”) in such amounts and on such occasions as shall be determined by the Executive Committee or, with respect to Major Decisions, the Board of Directors. Notwithstanding the foregoing, it is contemplated that Advances shall be made on a monthly basis and shall not be less than $50,000 per month, unless otherwise agreed by the Executive Committee. In the event of a dispute between the members of the Executive Committee as to the amount or timing of any one or more Advances, the Board of Directors shall make the final determination of the amount of such Advance and its timing.

(iv)  Company Notes.  All Advances shall be evidenced by a 6% senior secured convertible promissory note of the Company due on demand, with the amount and dates of each such Advance specified on a schedule thereto (the “Company Note”). Annexed hereto as Exhibit C and made a part hereof is the form of Company Note. Subject at all times to Exhibit C annexed hereto, the Company Notes shall include the following provisions:

(A)  Interest.  The Company Notes shall bear simple interest on the outstanding amount of all Advances made, at an annual rate of six percent (6%) per annum (the “Interest Rate”). Interest at the Interest Rate shall accrue on a quarterly basis, commencing June 30, 2012, and all accrued interest shall be added to the outstanding principal amount of the Company Notes and be payable, together with principal, on the earlier of (A) demand, or (B) following an Event of Default and acceleration of the indebtedness evidenced by such Company Note.

(B)  Security Interest.  As provided in the Company Note, as collateral for all Advances made by R. Singh and other Investors up the maximum amount of the Line of Credit shall be secured by a priority senior first lien and security interest (the “Security Interest”) on all of the assets and properties of the Company, including, without limitation, all Technology of the Company.

(C)  Convertibility.  As provided in the Company Note, the Investors or other holders of Company Notes, may at any time, upon written notice to the Company (the “Conversion Notice”) convert all or any portion of the principal amount and accrued interest of all Company Notes into shares of common stock of the Company (the “Common Stock”) at a conversion price equal to 75% of the volume weighted average price of shares of Common Stock, as traded on any securities exchange during the 20 trading days immediately prior to the date of the Conversion Notice (the “Conversion Price”). Such Conversion Price shall be subject to certain adjustment provisions as provided in the Company Note.

(D)  Voting for Directors.  Holders of Company Notes shall be entitled to vote for the election of members of the Board of Directors at each annual or special meeting of stockholders of the Company that is called, in whole or in part, to elect members of the Board of Directors of the Company, on an “as converted” basis, and shall be entitled to cast that number of votes as such stockholders meeting as though all Company Notes had been converted into Conversion Shares at a Conversion Price equal to 100% of the closing price of the Company’s Common Stock on the Effective Date of this Agreement.

(c)  Funding Default.  Unless an Event of Default under the Company Notes or a breach by the Company of any of its covenants and agreements contained in this Agreement shall have occurred and be continuing, in the event that R. Singh or the other Investors fail or refuse to provide reasonable Advances under the Line of Credit in accordance with this Agreement (a “Funding Default”), the Board of Directors of the Company (with R. Singh and his designees abstaining) may, by majority vote, terminate this Agreement, in which event (i) R. Singh and his designees shall resign or be subject to removal as members of the Board of Directors of the Company, and (ii) R. Singh shall resign and President and Chief Executive Officer of the Company.

3.  Management of the Company. In consideration for his commitments set forth in Section 2 above, as of the Effective Date and simultaneous with its receipt of the Initial Funding, the Company hereby covenants and agrees as follows.

(a)  Termination of Existing President and Chief Executive Officer.  Bruce Goldstein shall either resign as President and Chief Executive Officer and as a member of the Board of Directors of the Company or the Board of Directors shall remove Bruce Goldstein as President and Chief Executive Officer and as a member of the Board of Directors of the Company. The Parties acknowledge that Mr. Goldstein shall continue to reserve all of his rights and remedies, including those set forth in the personal services consulting agreement dated March 31, 2009 between Universal Management, Inc., an Affiliate of Mr. Goldstein, and the predecessor to the Company.

(b)  Appointment of New President and Chief Executive Officer.  The Board of Directors of the Company immediately prior to the Effective Date shall appoint R. Singh as the new President and Chief Executive Officer of the Company, as at the Effective Date.

(c)  Board of Directors.  As at the Effective Date, after giving effect to the resignation or removal of Bruce Goldstein, the Board of Directors of the Company shall consist of six (6) Persons, namely R. Singh, who shall serve as Chairman of the Board, Barry Hall, Leonard Dryer, Robert Rosenblatt and two (2) other individuals designated by R. Singh. In the event of the death, removal or resignation of any of the designees of R. Singh, their replacements shall be individuals designated by R. Singh. In the event of the death, removal or resignation of R. Singh, his replacement and those R. Singh designees shall be determined by any other Investors in the Company. The members of the Board of Directors shall serve until the next annual meeting of stockholders of the Company, or until their successors are elected and qualified.

(d)  Executive Committee.   As at the Effective Date, there shall be established the Executive Committee who shall be delegated by the Board of Directors with the authority to manage the business and affairs of the Company, to make payments, enter into agreements and otherwise implement the plans set forth in Section 2(a) of this Agreement; provided that all Major Decisions (as defined below) shall be submitted to and approved by a majority of all of the six (6) members of the Board of Directors of the Company prior to their implementation.

(e)  Major Decisions.  All of the following shall be deemed to be Major Decisions that must be submitted to and approved by a majority of all of the members of the Board of Directors of the Company as at the Effective Date of this Agreement prior to their implementation by the Executive Committee or any executive officer of the Company:

(i)  increasing or decreasing the size of the Board of Directors;

(ii)  approving a merger or sale of all or a majority of the assets, properties or capital stock of the Company;

(iii)  approving any sale of capital stock or notes or debentures of the Company, other than the Line of Credit contemplated by this Agreement;

(iv)  effecting any major joint venture or “going private” transaction;

(v)  appointing a new President, Chief Executive Officer or Chief Financial Officer of the Company;

(vi)  removing any member of the Board of Directors, with or without cause;

(vii)  mortgaging, hypothecating or selling all or substantially all of the assets of the Company;

(viii)  amending the certificate of incorporation or by-laws of the Company; and

(ix)  fixing or increasing the compensation of the President, Chief Executive Officer or Chief Financial Officer of the Company.

4.  Additional Covenants of the Parties.

(a)  By R. Singh.  From and after the Effective Date of this Agreement, R. Singh, on behalf of himself, Kevir Kang and each of the Affiliates of R.Singh and the Investors (collectively, the “Investor Group”) hereby covenants and agrees as follows:

(i)  Prior R. Singh Affiliate Loans.   Unless he shall accelerate the indebtedness evidenced by the Company Notes and demand repayment of the Advances, R. Singh shall not accelerate the indebtedness evidencing the Prior R. Singh Affiliate Loans,

(ii)  Return of Technology.  In the event that for any reason, or no reason, this Agreement shall be terminated the Investor Group shall return to the Company all Technology and shall not retain any copies or duplicates of the Technology.

(iii)  Return of Confidential Information. Upon termination of this Agreement for any reason or no reason, the Investor Group shall promptly deliver and surrender to the Company all papers, memoranda, notes, records, reports, sketches, specifications, designs and other documents, writings (and all copies thereof), and other property produced by them or coming into their possession by or through this Agreement (the “Confidential Information”), and the Investor Group agrees that all such materials will at all times remain the property of the Company.

(iv)  Agreement Not to Solicit. Throughout the duration of this Agreement and for a period of one (1) year following the termination of this Agreement for any reason, the Investor Group agrees that none of them will, either directly or indirectly, through any Person with which any of them is now or may hereafter become associated, (i) cause or induce any present or future employee of the Company to leave the employ of the Company or any Affiliate of Company to accept employment with Company or any other member of the Investor Group or with such Person, or other business entity or (ii) solicit any Person or entity which is a customer of the Company for the purpose of directly or indirectly furnishing services competitive with the business engaged in by the Company.

(b)  By the Company.

(i)  Stockholders Meeting.  Promptly following the filing of its Form 10-K with the Securities and Exchange Commission, the Company shall file an Information Statement on Form 14C to obtain the consent from the holders of a majority of the Company’s voting securities for the purpose of (i) increasing the total number of shares of Common Stock the Company is authorized to issue to not less than 500,000,000 shares of Common Stock, (ii) electing the members of the Board of Directors, (iii) ratifying this Agreement and all of the transactions contemplated hereby, and (iv) conducting such other and further business as may property come before the meeting or any adjournments or adjournments thereof.

(ii)  Agreement with Preferred Stockholders.  The Company will undertake to use its best efforts to negotiate amendments or modifications to the terms of its agreement with holders of Series A Preferred Stock that are convertible on a 6.5 to 1 basis into shares of Common Stock in July 2012, all upon such terms and conditions as shall be acceptable to R. Singh and the Board of Directors.

(iii)  Company Filings and Maintenance of Listing.  The Company shall use its best efforts to continue to be in compliance with all of its reporting requirements under the Securities and Exchange Act of 1934, as amended, and to maintain the listing of its Common Stock on the OTC Markets QX Exchange or OTC Markets QB Exchange.

(c)  Scope.   It is expressly agreed that if any restrictions set forth in this Section 4 are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining restrictions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion thereof, shall be considered to be amended so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the business or geographical scope of such restrictions to any portion of the business or geographic areas described above to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable, and in such event, the covenants shall be enforced to the extent so permitted.

(d)  Specific Performance. The Parties hereby acknowledge that a remedy at law for any breach or violation or attempted breach or violation of the covenants set forth in this Section 4 may be inadequate, agrees that the non-breaching Party shall be entitled to seek specific performance of this Agreement or an injunction or other equitable remedy in an action for equitable remedies under this Agreement, and the non-breaching Party shall not be required to prove the inadequacy or insufficiency of monetary damages. Each Party further agrees to waive any requirement for a bond or other security in connection with any such injunctive or other equitable relief.

5.  Assignment. No Party may assign all or any portion of the Agreement to any other person or entity without the prior written consent of the other Party, except that the either Party may assign any or all of its rights and interests under this Agreement at any time (A) to one or more of the such Party’s Affiliates for the purpose of undertaking all or part of such Party’s rights and obligations pursuant hereto, or (B) as collateral security to any Investor (including any agent for any such lender or lenders) providing financing to the Company, or to any assignee or assignees of any such Investor, lenders or agent. Furthermore, either Party may assign any or all of its rights and interests under this Agreement: (a) to a purchaser of all or substantially all of such Party’s assets; or (b) as a matter of law to the surviving entity in any merger or consolidation to which such Party is a party; provided, however, that any such successor-in-interest to either Party shall be obligated to assume in writing, in a manner satisfactory to the other Party, all of the obligations, covenants and agreements of the assigning Party..

6.  Further Assurances. The Parties agree to execute and deliver to the each other, such documents and instruments and to take such other actions as may be reasonable or necessary or as may be reasonably requested by the other in furtherance of performance of the terms, covenants and conditions of this Agreement.

7.  Notice. Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified, registered or express mail, return receipt requested or by Federal Express. Either Party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

8.  Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws.

9.  Jurisdiction and Venue. Any litigation or other court proceedings with respect to any matter arising from or in connection with this Agreement shall be conducted in the federal or state courts in New York City. The Parties hereby submit to personal jurisdiction and consent to venue in such courts, and waive any defense based on forum non conveniens.

10.  Severability. If any clause of this Agreement is determined to be invalid, illegal or unenforceable in whole or in part for any reason, it shall not affect the legality or enforceability of any other clause of this Agreement.

11.  Entire Agreement. This Agreement (together with the Exhibits hereto) sets forth the entire understanding and agreement by the Parties as of the date hereof and supersedes all prior agreements and understandings (oral and written) between the Parties with respect to the matters set forth in this Agreement. It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may conflict with this Agreement.

12.  Authority. Company represents and warrants that it has all necessary power and authority to execute and deliver this Agreement and all ancillary agreements and to carry out their provisions. All action on the Company’s part required for the lawful execution and delivery of this Agreement and all ancillary agreements has been taken. Upon its execution and delivery, this Agreement and all ancillary agreements will be a valid and binding obligation of the Company, enforceable in accordance with its terms.

13.  Amendments and Modifications. This Agreement may not be amended or otherwise modified unless evidenced in a writing and signed by each of Company and the Investors.

14.  Successors and Assigns. This License and the rights and obligations hereunder shall be binding upon and inure to the benefit of Company and Investors and their respective successors and assigns.

15.  Counterparts. This Agreement may be executed in any number of counterparts, and it is contemplated that the parties hereto may execute different counterparts, which together shall constitute one and the same instrument.

16.  Attorneys’ Fees. In the event of any litigation, including appeals, with regard to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

17.  Conflict. If any of the terms contained in this Agreement conflict with any of the terms contained in the Company Note, the terms of the Company Note shall prevail. In all other respects, this Agreement shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed or caused their duly authorized representatives to execute this Agreement as on the date set forth above.

COMPANY:

THWAPR, INC.
(a Nevada corporation)

By:
Name:	Barry Hall
Title:	Chief Financial Officer

R. SINGH:

RON SINGH

EXHIBIT A

LIST OF CRITICAL PAYABLES

Payee
4INFO, Inc.
Ad Store
Alto Tech
AVCO Consulting, Inc.
Bernadine Santistevan
Bob Rosenblatt
Brenda Pomerance
Brian Atchley
Chiamu M. Lin
Gravitas Communications
Greenberg Traurig, LLP
Hunter Taubman Weiss LLP
Island Stock Transfer
June Robinson
Leonard Dreyer
Masurlaw
Matt Sternberg
mBlox Inc
Mia Lam
Mobigardens Corporation
NetNumber
Picccante International
Rackspace Managed Hosting
RGB Networks, Inc.
Rose, Snyder & Jacobs
Scully, Scott, Murphy & Presser PC
Synthetica LTD
Versatility Software, Inc
Vintage Filing
TOTAL

EXHIBIT B

FORM OF COMPANY NOTE

Thwapr, Inc.

CONVERTIBLE LINE OF CREDIT PROMISSORY NOTE

Issuance Date: February __, 2012	Maximum Principal Amount: U.S. $200,000.00

FOR VALUE RECEIVED, THWAPR, INC., a Nevada corporation (the “Company”), hereby promises to pay to ON DEMAND ______________________or his or its registered assigns (the “Holder”): (a) the principal amount set forth on the Advance Schedule annexed hereto as Exhibit A (the “Principal”), up to the maximum Principal amount of Two Hundred Thousand ($200,000) Dollars (the “Maximum Principal Amount”), as such Principal amount is (i) increased by Advances made by the Holder or his Affiliates pursuant to the Agreement referred to below, or (ii) is reduced pursuant to the Agreement and the terms hereof whether upon demand for payment, redemption, conversion or otherwise (in each case in accordance with the terms hereof), and (b) interest (“Interest”) on any outstanding Principal, at the applicable Interest Rate (as defined below) from the date set out above as the date of issuance of this Note (the “Issuance Date”) until the same becomes due and payable, whether upon demand for payment or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Note was issued pursuant to the Line of Credit and Restructuring Agreement, dated as of February __, 2012, between Ron Singh and the Company (the “Agreement”). Certain capitalized terms used herein shall have the same meaning as are defined are defined in this Note and in the Agreement.

1.  MATURITY DATE. On the Maturity Date (as defined below), the Company shall pay to the Holder an amount in cash equal to all outstanding Principal, accrued and unpaid Interest and accrued and unpaid late charges on such Principal and Interest. As used in this Note, the term “Maturity Date” shall mean the ten (10) Business Days after the Holder shall demand payment of this Note.

2.  INTEREST. Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the rate of six percent (6%) per annum (the “Interest Rate”) on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and shall be payable in arrears on the Maturity Date or upon each Conversion Date by conversion into Common Stock in accordance Section 3 below. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to twelve percent (12%).

3.  CONVERSION OF NOTE; PREPAYMENT. This Note may, at the option of the Holder, be convertible into shares of Common Stock on the terms and conditions set forth in this Section 3. “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(a)  Conversion Right. On any one or more occasions on or after the date hereof, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below) then in effect. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)  Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)  “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, amortized, redeemed or otherwise with respect to which this determination is being made, and (B) any accrued and unpaid Interest and Late Charges with respect to such Principal.

(ii)  “Conversion Price” means, as of any Conversion Date (as defined below) or other applicable date of determination, the price which is equal to the 75% of the daily Weighted Average Prices (as defined below) of the Common Stock during the twenty (20) consecutive Trading Day (as defined below) period immediately preceding the applicable Conversion Date (as adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such twenty (20) Trading Day period).

(c)  Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or, e-mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit B (the “Conversion Notice”) to the Company. Following conversion as aforesaid, the Holder shall provide a copy of such Conversion Notice to Hunter Taubman Weiss LLP sent via electronic mail to sweiss@htwlaw.com, or the then legal counsel to the Company, on or prior to the first (1st) Business Day following such Conversion Date. Within three (3) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit B, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(d)  Prepayment.  Prior to a demand for payment of this Note, the Company shall have the right, at any time upon five (5) Business Days prior written notice to Holder, to prepay or tender payment in full of the outstanding Principal Amount of this Note and all Interest accrued hereon.

4.  ADJUSTMENTS.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination.

5.  VOTING RIGHTS. The Holder shall have the voting rights as the holder of this Note, as expressly provided in the Agreement.

6.  COLLATERAL. As collateral for all Secured Obligations, the Company hereby grants to the Holder of this Note a priority senior first Lien and security interest (the “Security Interest”) on all of the assets and properties of the Company, including, without limitation, all Technology of the Company (the “Collateral”). The Company represents to the Holder that the Security Interest in the Collateral granted to the Holder hereunder (a) constitutes and shall continue to constitute a legal, valid and, upon the filing of a UCC financing statement, fully perfected, security interest in the Collateral and (b) is and shall remain prior and superior to all Liens, rights or claims of all other Persons.

Holder hereby irrevocably constitutes and appoints Ron R. Singh as the designee of Holder (“Designee”) to take the actions specified in this Note on behalf of Holder. The. Company agrees that it will take all action and execute all documents that may be necessary or desirable and that Designee may reasonably request to maintain the validity, perfection, enforceability and priority of the security interest granted hereby in conformance herewith, and Company grants Holder the right to do the same on its, or on its own, behalf. The Company agrees that it will do nothing to impair the rights and interests of Holder in the Collateral, will protect and preserve the Collateral and the right of Holder to exercise and enforce its rights therein under this Note, and will not, except in the ordinary course of business, sell, convey or otherwise transfer all or any part of the Collateral or any rights therein. If this Note shall not be paid in full on the Maturity Date and thereafter for so long as a default in payment of this Note shall occur and be continuing (a “Default Event”), Holder shall have all the rights of a Holder under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and shall have all the rights set forth in this Note or any other agreement between the parties hereto. The Company agrees that Holder, by itself or its agent, may, without notice to any person and without judicial process of any kind, enter onto any premises or land owned, leased or otherwise under the real or apparent control of Company or any agent of Company where Collateral may be or where Holder believes Collateral may be, and repossess all or any item of the Collateral, removing, disconnecting or separating all Collateral from any other property. The Company expressly waives all further rights to possession of the Collateral after and during the continuance of a Default Event and all claims for injuries suffered as a result of or loss caused by such entering and/or repossession and/or such removal, disconnecting or separation. Company shall, upon demand by Holder, assemble the Collateral and deliver it to Holder, at Company’s expense, at such place or places to be designated by Holder.

The Company shall reimburse Holder for all of its expenses in connection with the exercise or protection by Holder of any of its rights and remedies under this Security Agreement, including without limitation all attorneys’ fees and expenses.

THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH HOLDER’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE.

7.  COVENANTS. The Company shall comply with all of its covenants and agreements set forth in the Agreement.

8.  TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

9.  REISSUANCE OF THIS NOTE.

(a)  Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)  Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(c)  Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal of this Note, from the Issuance Date.

10.  PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

11.  CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

12.  FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

13.  PAYMENTS.  Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Claimants (as defined in the Initial Exchange Agreement), shall initially be as set forth on the Schedule of Claimants attached to the Initial Exchange Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

14.  CANCELLATION. After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

15.  WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Exchange Agreement.

16.  GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

17.  CURRENCY. All principal, interest and other amounts owing under this Note or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in US dollars. All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.

18.  Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

19.  CERTAIN DEFINITIONS. For purposes of this Note, and in addition to the other terms defined herein, the following terms shall have the following meanings:

(a)  “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person (it being understood and agreed (x) for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise, (y) neither the Holder nor any of its Affiliates is an Affiliate of any other holder of any of the Other Notes or any of their respective Affiliates and (z) neither any holder of any Other Notes nor any of their respective Affiliates is an Affiliate of the Holder or any of its Affiliates).

(b)   “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)  “Technology” shall mean all of the Company’s intellectual property, including but not limited to (i) any and all inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations and derivations thereto, and patents, Patent Applications, models, industrial designs, inventor’s certificates, and patent disclosures, together with reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof (the “Patents”), (ii) trademarks (any applications for registration therefor, including any modifications, extensions or renewals thereof), all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered) (the “Trademarks”), (iii) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof) (the “Copyrights”), (iv) trade secrets, know-how and confidential business information and any other information, however documented, that is a trade secret within the meaning of the applicable trade secret protection Laws, including without limitation the Uniform Trade Secrets Act (the “Trade Secrets”); (v)  all computer programs, software design documents, packaged and unpackaged, including any and all software implementations of algorithms, models and methodologies, any and all data and collection of data, whether machine readable or otherwise, descriptions, schematics, flow charts, the raw form and executable form of the source codes, object codes, bytecode, micro-op codes, databases and compilations or other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including user manuals and training materials, relating to any of the foregoing (the “Software”); (vi) any and all rights under any and all transcoder licenses and license agreements that the Company is currently a party to, including but not limited to the agreement between the Company and RGB; and (vii) any similar or equivalent intangible assets, properties and rights to any of the foregoing.

(d) “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

(e) “Secured Obligations” shall mean, and shall be limited to, the indebtedness of the Company, together with all Interest, fees and other charges, arising under this Note, including, without limitation, all costs incurred by the Holder in enforcing any of its rights or exercising any of its remedies under this Note (including but not limited to attorneys’ fees and expenses).

20.  DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

21.  MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

THWAPR, INC.
By:
Name: Barry Hall Title: Chief Financial Officer

Accepted and agreed:

By:______________________

Its:______________________

EXHIBIT C

DEFINITION OF BUSINESS OF THE COMPANY

The Company has developed systems, applications and software that allow users and brands to share pictures and video to mobile phone users regardless of device, platform or carrier. The Company believes that its technology enables users to easily capture and share pictures and videos on their phones with other mobile and desktop users and in to social networks. The Company plans to derive revenues from banner and video advertising on its mobile and desktop websites and from mobile media messaging fees from brand sponsors and content owners. The company also plans to sell premium services to users and brands via subscriptions and other fees.